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                      COMMON SECURITIES GUARANTEE AGREEMENT


           This GUARANTEE AGREEMENT (the "Common Securities Guarantee"), dated as of _________, 1996, is executed and delivered by American Financial Group, Inc., an Ohio corporation (the "Guarantor"), and _______________, as trustee (the "Common Guarantee Trustee"), for the benefit of the Holders (as defined herein) of the Common Securities (as defined herein) of American Financial Capital Trust I, a Delaware statutory business trust (the "Issuer").

           WHEREAS, pursuant to the Declaration (as defined herein), the Issuer is issuing on the date hereof 4,000,000 preferred securities, having an aggregate liquidation amount of $100,000,000, designated the ____% Trust Originated Preferred Securities (the "Preferred Securities") and ______ common securities, having an aggregate liquidation amount of $________, designated the ___% Trust Originated Common Securities (the "Common Securities");

           WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Common Securities Guarantee, to pay to the Holders of the Common Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

           WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (as amended, modified or supplemented from time to time, the "Preferred Securities Guarantee") in substantially identical terms to this Common Securities Guarantee for the benefit of the holders of the Preferred Securities, except that if an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders of the Preferred Securities to receive payments under the Preferred Securities Guarantee.

           NOW, THEREFORE, in consideration of the purchase by each Holder of Common Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the Holders.


                                    ARTICLE 1
                         INTERPRETATION AND DEFINITIONS

SECTION 1.1         Interpretation and Definitions.

           In this Common Securities Guarantee, unless the context otherwise requires:

           (a) capitalized terms used in this Common Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;


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         (b) a term defined anywhere in this Common Securities Guarantee has the same meaning throughout;

         (c) all references to "the Common Securities Guarantee" or "this Common Securities Guarantee" are to this Common Securities Guarantee as modified, supplemented or amended from time to time;

         (d) all references in this Common Securities Guarantee to Articles and Sections are to Articles and Sections of this Common Securities Guarantee, unless otherwise specified;

         (e) a term defined in the Trust Indenture Act has the same meaning when used in this Common Securities Guarantee, unless otherwise defined in this Common Securities Guarantee or unless the context otherwise requires; and

         (f) a reference to the singular includes the plural and vice versa.

         "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

         "Business Day" means any day other than a day on which banking institutions in New York, New York are authorized or required by law to close.

         "Common Guarantee Trustee" means _____________________, until a Successor Common Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Common Securities Guarantee and thereafter means each such Successor Common Guarantee Trustee.

         "Corporate Trust Office" means the office of the Common Guarantee Trustee at which the corporate trust business of the Common Guarantee Trustee shall at any particular time, be principally administered, which office at the date of execution of this Common Securities Guarantee is located at _______________________________, Attention: Corporate Trust Services Division; telecopy no. ___________________.

         "Covered Person" means any Holder or beneficial owner of Common Securities.

         "Debentures" means the series of subordinated deferrable interest debentures to be issued by the Guarantor designated the ____% Junior Subordinated Debentures due 2026 held by the Property Trustee (as defined in the Declaration) of the Issuer.

         "Declaration" means the Declaration of Trust, dated as of September __, 1996, as amended, modified or supplemented from time to time, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer.


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           "Guarantee Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Common Securities Guarantee.

           "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Common Securities to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer has funds available therefor, with respect to any Common Securities called for redemption by the Issuer, and
(iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Common Securities as provided in the Declaration or the redemption of all the Common Securities upon maturity or redemption of the Debentures as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Common Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders of the Preferred Securities to receive payments under the Preferred Securities Guarantee.

           "Holder" shall mean any holder, as registered on the books and records of the Issuer of any Common Securities.

           "Indemnified Person" means the Common Guarantee Trustee, any Affiliate of the Common Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Common Guarantee Trustee.

           "Indenture" means the Indenture dated as of _____, 1996, among the Guarantor (the "Debenture Issuer") and ____________________, as trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the Property Trustee (as defined in the Declaration) of the Issuer.

           "Majority in Liquidation Amount of the Common Securities" means, except as provided in the terms of the Common Securities or by the Trust Indenture Act, Holder(s) of outstanding Common Securities, voting separately as a class, who are the record holders of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Common Securities.

           "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers (as defined in the Declaration) of such Person. Any Officers' Certificate

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delivered with respect to compliance with a condition or covenant provided for in this Common Securities Guarantee shall include:

                    (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                    (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                    (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

           "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

           "Responsible Officer" means, with respect to the Common Guarantee Trustee, any officer within the Corporate Trust Office of the Common Guarantee Trustee, including any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Common Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

           "Successor Common Guarantee Trustee" means a successor Common Guarantee Trustee possessing the qualifications to act as Common Guarantee Trustee under Section 4.1.

           "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.



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                                    ARTICLE 2
                               TRUST INDENTURE ACT

SECTION 2.1         Trust Indenture Act; Application.

           (a) This Common Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Common Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

           (b) If and to the extent that any provision of this Common Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2         Lists of Holders of Securities.

           (a) The Guarantor shall provide the Common Guarantee Trustee with a list, in such form as the Common Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Common Securities ("List of Holders"), (i) within one Business Day after January 1 and June 30 of each year and current as of such date, and (ii) at any other time, within 30 days of receipt by the Guarantor of a written request from the Common Guarantee Trustee for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Common Guarantee Trustee; provided, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Common Guarantee Trustee by the Guarantor. The Common Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it, provided that it may destroy any List of Holders previously given to it on receipt of a new List of Holders.

           (b) The Common Guarantee Trustee shall comply with its obligations under Section 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3         Reports by Common Guarantee Trustee.

           Within 60 days after May 15 of each year (commencing with the year of the first anniversary of the issuance of the Common Securities), the Common Guarantee Trustee shall provide to the Holders of the Common Securities such reports as are required by Section 313 of the Trust Indenture Act; if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Common Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4         Periodic Reports to Common Guarantee Trustee.

           The Guarantor shall provide to the Common Guarantee Trustee such documents, reports and information as required by Section 314 (if any) of the Trust Indenture Act and the compliance

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certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

SECTION 2.5 Evidence of Compliance with Conditions Precedent.

           The Guarantor shall provide to the Common Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Common Securities Guarantee that relate to any of the matters set forth in
Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)( 1) may be given in the form of an Officers' Certificate.

SECTION 2.6         Guarantee Event of Default; Waiver.

           The Holders of a Majority in Liquidation Amount of the Common Securities may, by vote, on behalf of the Holders of all of the Common Securities, waive any past Guarantee Event of Default and its consequences. Upon such waiver, any such Guarantee Event of Default shall cease to exist, and any Guarantee Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Common Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Guarantee Event of Default or impair any right consequent thereon.

SECTION 2.7         Guarantee Event of Default; Notice.

           (a) The Common Guarantee Trustee shall, within 90 days after the occurrence of a Guarantee Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Common Securities, notices of all Guarantee Events of Default actually known to a Responsible Officer of the Common Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided, that the Common Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Common Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Common Securities.

           (b) The Common Guarantee Trustee shall not be deemed to have knowledge of any Guarantee Event of Default unless the Common Guarantee Trustee shall have received written notice thereof or a Responsible Officer of the Common Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge thereof.

SECTION 2.8         Conflicting Interests.

           The Declaration shall be deemed to be specifically described in this Common Securities Guarantee for the purposes of clause (i) of the first provision contained in Section 310(b) of the Trust Indenture Act.


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SECTION 2.9         Disclosure of Information.

           The disclosure of information as to the names and addresses of the Holders of the Common Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Common Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

SECTION 2.10        Common Guarantee Trustee May File Proofs of Claim.

           Upon the occurrence of a Guarantee Event of Default, the Common Guarantee Trustee is hereby authorized to (a) recover judgment, in its own name and as trustee of an express trust, against the Guarantor for the whole amount of any Guarantee Payments remaining unpaid and (b) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims and those of the Holders of the Common Securities allowed in any judicial proceedings relative to the Guarantor, its creditors or its property.


                                    ARTICLE 3
                          POWERS, DUTIES AND RIGHTS OF
                            COMMON GUARANTEE TRUSTEE

SECTION 3.1         Powers and Duties of Common Guarantee Trustee.

           (a) This Common Securities Guarantee shall be held by the Common Guarantee Trustee on behalf of the Issuer for the benefit of the Holders of the Common Securities, and the Common Guarantee Trustee shall not transfer this Common Securities Guarantee to any Person except a Holder of Common Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Common Guarantee Trustee on acceptance by such Successor Common Guarantee Trustee of its appointment to act as Successor Common Guarantee Trustee. The right, title and interest of the Common Guarantee Trustee in and to this Common Securities Guarantee shall automatically vest in any Successor Common Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Common Guarantee Trustee.

           (b) If a Guarantee Event of Default actually known to a Responsible Officer of the Common Guarantee Trustee has occurred and is continuing, the Common Guarantee Trustee shall enforce this Common Securities Guarantee for the benefit of the Holders of the Common Securities.

           (c) The Common Guarantee Trustee, before the occurrence of any Guarantee Event of Default and after the curing of all Guarantee Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Common Securities Guarantee, and no implied covenants shall be read into this Common Securities Guarantee against

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the Common Guarantee Trustee. In case a Guarantee Event of Default has occurred
(that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Common Guarantee Trustee, the Common Guarantee Trustee shall exercise such of the rights and powers vested in it by this Common Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

           (d) No provision of this Common Securities Guarantee shall be construed to relieve the Common Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (i) prior to the occurrence of any Guarantee Event of Default and after the curing or waiving of all such Guarantee Events of Default that may have occurred:

                             (A) the duties and obligations of the Common
                             Guarantee Trustee shall be determined solely by the express provisions of this Common Securities Guarantee, and the Common Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Common Securities Guarantee, and no implied covenants or obligations shall be read into this Common Securities Guarantee against the Common Guarantee Trustee; and

                             (B) in the absence of bad faith on the part of the Common Guarantee Trustee, the Common Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Common Guarantee Trustee and conforming to the requirements of this Common Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Common Guarantee Trustee, the Common Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Common Securities Guarantee;

                    (ii) the Common Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Common Guarantee Trustee, unless it shall be proved that the Common Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                    (iii) the Common Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Common Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Common Guarantee Trustee, or

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                    exercising any trust or power conferred upon the Common
                    Guarantee Trustee under this Common Securities Guarantee;
                    and

                    (iv) no provision of this Common Securities Guarantee shall require the Common Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Common Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Common Securities Guarantee or indemnify, reasonably satisfactory to the Common Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2         Certain Rights of Common Guarantee Trustee.

           (a)      Subject to the provisions of Section 3.1:

                    (i) The Common Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                    (ii) Any direction or act of the Guarantor contemplated by this Common Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate.

                    (iii) Whenever, in the administration of this Common Securities Guarantee, the Common Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Common Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                    (iv) The Common Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

                    (v) The Common Guarantee Trustee may consult with counsel, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Common Guarantee Trustee shall have the

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                    right at any time to seek instructions concerning the
                    administration of this Common Securities Guarantee from any court of competent jurisdiction.

                    (vi) The Common Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Common Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Common Guarantee Trustee such security and indemnity, reasonably satisfactory to the Common Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Common Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Common Guarantee Trustee; provided, that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Common Guarantee Trustee, upon the occurrence of a Guarantee Event of Default, of its obligation to exercise the rights and powers vested in it by this Common Securities Guarantee.

                    (vii) The Common Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Common Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                    (viii) The Common Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Common Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                    (ix) Any action taken by the Common Guarantee Trustee or its agents hereunder shall bind the Holders of the Common Securities, and the signature of the Common Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Common Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Common Securities Guarantee, both of which shall be conclusively evidenced by the Common Guarantee Trustee's or its agent's taking such action.

                    (x) Whenever in the administration of this Common Securities Guarantee the Common Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Common Guarantee Trustee (i) may request instructions from the Holders of a Majority in Liquidation Amount of the Common Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions

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                    are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

           (b) No provision of this Common Securities Guarantee shall be deemed to impose any duty or obligation on the Common Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Common Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Common Guarantee Trustee shall be construed to be a duty.

SECTION 3.3 Not Responsible for Recitals or Issuance of Guarantee.

           The recitals contained in this Common Securities Guarantee shall be taken as the statements of the Guarantor, and the Common Guarantee Trustee does not assume any responsibility for their correctness. The Common Guarantee Trustee makes no representation as to the validity or sufficiency of this Common Securities Guarantee.


                                    ARTICLE 4
                            COMMON GUARANTEE TRUSTEE

SECTION 4.1         Common Guarantee Trustee; Eligibility.

          (a) There shall be at all times be a Common Guarantee Trustee which shall:

                    (i)      not be an Affiliate of the Guarantor; and

                    (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

           (b) If at any time the Common Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Common Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

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           (c) If the Common Guarantee Trustee has or shall acquire any
"conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Common Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2 Appointment, Removal and Resignation of Common Guarantee Trustee.

           (a) Subject to Section 4.1(b), the Common Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

           (b) The Common Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Common Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Common Guarantee Trustee and delivered to the Guarantor.

           (c) The Common Guarantee Trustee appointed to office shall hold office until a Successor Common Guarantee Trustee shall have been appointed or until its removal or resignation. The Common Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Common Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Common Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Common Guarantee Trustee and delivered to the Guarantor and the resigning Common Guarantee Trustee.

           (d) If no Successor Common Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Common Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Common Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Common Guarantee Trustee.

           (e) No Common Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Common Guarantee Trustee.

           (f) Upon termination of this Common Securities Guarantee or removal or resignation of the Common Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Common Guarantee Trustee all amounts owing for fees and reimbursement of expenses which have accrued to the date of such termination, removal or resignation.



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                                    ARTICLE 5
                                    GUARANTEE

SECTION 5.1         Guarantee.

           The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2         Waiver of Notice and Demand.

           The Guarantor hereby waives notice of acceptance of this Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands. Notwithstanding anything to the contrary herein, the Guarantor retains all of its rights under the Indenture to (i) extend the interest payment period on the Debentures and the Guarantor shall not be obligated hereunder to make any Guarantee Payments during any Extended Interest Payment Period (as defined in the Indenture) with respect to the Distributions (as defined in the Declaration) on the Common Securities, and (ii) change the maturity date of the Debentures to the extent permitted by the Indenture.

SECTION 5.3         Obligations Not Affected.

           The obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee shall be absolute and unconditional and shall remain in full force and effect until the entire liquidation amount of all outstanding Common Securities shall have been paid and such obligation shall in no way be affected or impaired by reason of the happening from time to time of any event, including without limitation, the following, whether or not with notice to, or the consent of, the Guarantor:

           (a) The release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer;

           (b) The extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with the Common Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any change to the maturity date of the Debentures permitted by the Indenture);

           (c) Any failure, omission, delay or lack of diligence on the part of the Property Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Property Trustee or the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

           (d) The voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

           (e) Any invalidity of, or defect or deficiency in, the Common Securities;

           (f) The settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

           (g) Any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

           There shall be no obligation of the Common Guarantee Trustee or the Holders to give notice to, or obtain consent of the Guarantor or any other Person with respect to the happening of any of the foregoing.

           No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the Guarantor has or may have against any Holder shall be available hereunder to the Guarantor against such Holder to reduce the payments to it under this Common Securities Guarantee.

SECTION 5.4         Rights of Holders.

           (a) The Holders of a Majority in Liquidation Amount of the Common Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Common Guarantee Trustee in respect of this Common Securities Guarantee or exercising any trust or power conferred upon the Common Guarantee Trustee under this Common Securities Guarantee.

           (b) If the Common Guarantee Trustee fails to enforce this Common Securities Guarantee, then any Holder of Common Securities may, subject to the subordination provisions of Section 6.2, institute a legal proceeding directly against the Guarantor to enforce the Common

Guarantee Trustee's rights under this Common Securities Guarantee without first instituting a legal proceeding against the Issuer, the Common Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder of Common Securities may, subject to the subordination provisions of Section 6.2, directly institute a proceeding against the Guarantor for enforcement of the Common Securities Guarantee for such payment to the Holder of the Common Securities of the principal of or interest on the Debentures on or after the respective due dates specified in the Debentures, and the amount of the payment will be based on the Holder's pro rata share of the amount due and owing on all of the Common Securities. The Guarantor hereby waives any right or remedy to require that any action on this Common Securities Guarantee be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

SECTION 5.5         Guarantee of Payment.

           This Common Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6         Subrogation.

           The Guarantor shall be subrogated to all (if any) rights of the Holders of Common Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Common Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if at the time of any such payment, any amounts are due and unpaid under this Common Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Common Guarantee Trustee for the benefit of the Holders.

SECTION 5.7         Independent Obligations.

           The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Common Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections 5.3(a) through 5.3(g), inclusive, hereof.

                                    ARTICLE 6
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1         Limitation of Transactions.

           So long as any Common Securities remain outstanding, if there shall have occurred a Guarantee Event of Default or an event of default under the Declaration, then (a) the Guarantor shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Guarantor which rank pari passu with or junior to the Debentures and (c) the Guarantor shall not make any guarantee payments with respect to the foregoing (other than pursuant to this Common Securities Guarantee); provided, however, the Guarantor may declare and pay a stock dividend where the dividend stock is the same stock as that on which the dividend is being paid.

SECTION 6.2         Ranking.

           This Common Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, except those liabilities of the Guarantor made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.

           If an Event of Default has occurred and is continuing under the Declaration, the rights of the Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee shall be subordinated to the rights of the holders of the Preferred Securities to receive payment of all amounts due and owing under the terms of the Preferred Securities Guarantee.


                                    ARTICLE 7
                                   TERMINATION

SECTION 7.1         Termination.

           This Common Securities Guarantee shall terminate upon (i) full payment of the Redemption Price of all Common Securities, (ii) upon the distribution of the Debentures to the Holders of all of the Common Securities or
(iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Common Securities must restore payment of any sums paid under the Common Securities or under this Common Securities Guarantee.

                                    ARTICLE 8
                                 INDEMNIFICATION

SECTION 8.1         Exculpation.

           (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Common Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Common Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

           (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Common Securities might properly be paid.

SECTION 8.2         Indemnification.

           The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Common Securities Guarantee.


                                    ARTICLE 9
                                  MISCELLANEOUS

SECTION 9.1         Successors and Assigns.

           All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding.

SECTION 9.2         Amendments.

           Except with respect to any changes that do not adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Common Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in Liquidation Amount of the Common Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of, and action by written consent of the Holders of the Common Securities apply to the giving of such approval.

SECTION 9.3         Notices.

           All notices provided for in this Common Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

           (a) If given to the Common Guarantee Trustee, at the Common Guarantee Trustee's mailing address set forth below (or such other address as the Common Guarantee Trustee may give notice of to the Guarantor and the Holders of the Common Securities):

               ___________________
               ___________________
               ___________________
               ___________________
               ___________________


           (b) If given to the Guarantor, at the Guarantor's mailing addresses set forth below (or such other address as the Guarantor may give notice of to the Common Guarantee Trustee and the Holders of the Common Securities):

               American Financial Group, Inc.
               One East Fourth Street
               Cincinnati, Ohio  45202
               Attn:    Secretary
               Telecopy No. (513) 579-2113

           (c) If given to any Holder of Common Securities, at the address set forth on the books and records of the Issuer.

           All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4         Benefit.

           This Common Securities Guarantee is solely for the benefit of the Holders of the Common Securities and, subject to Section 3.1(a), is not separately transferable from the Common Securities.

SECTION 9.5         Governing Law.

           THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO.

           IN WITNESS WHEREOF, this Common Securities Guarantee is executed as of the day and year first above written.

                                     AMERICAN FINANCIAL GROUP, INC.,
                                     as Guarantor



                                     By:______________________________

                                     Name:____________________________
                                     Title:___________________________


                                     ________________________________,
                                     as Common Guarantee Trustee



                                     By:______________________________

                                     Name:____________________________
                                     Title:___________________________

- --------------------------------------------------------------------------------


                      COMMON SECURITIES GUARANTEE AGREEMENT

                       AMERICAN FINANCIAL CAPITAL TRUST I

                         Dated as of September __, 1996

- --------------------------------------------------------------------------------

                             CROSS REFERENCE TABLE*



Section of Trust                                   Section of
Indenture Act of                                    Guarantee
1939, as amended                                    Agreement

310(a).............................................4.1(a)
310(b).............................................4.1(c)
310(c).......................................Inapplicable
311(a).............................................2.2(b)
311(b).............................................2.2(b)
311(c).......................................Inapplicable
312(a).............................................2.2(a)
312(b).............................................2.2(b)
312(c)................................................2.9
313(a)................................................2.3
313(b)................................................2.3
313(c)................................................2.3
313(d)................................................2.3
314(a)................................................2.4
314(b).......................................Inapplicable
314(c)................................................2.5
314(d).......................................Inapplicable
314(e)................................................2.5
314(f).......................................Inapplicable
315(a).....................................3.1(d); 3.2(a)
315(b).............................................2.7(a)
315(c).............................................3.1(c)
315(d).............................................3.1(d)
316(a)........................................2.6; 5.4(a)
317(a)..........................................2.10; 5.4
318(a).............................................2.1(b)




- ------------------------------------

* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not have any bearing upon the interpretation of any of its terms or provisions.

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

ARTICLE 1           INTERPRETATION AND DEFINITIONS................................................................1
           SECTION 1.1         Interpretation and Definitions.....................................................1

ARTICLE 2           TRUST INDENTURE ACT...........................................................................5
           SECTION 2.1         Trust Indenture Act; Application...................................................5
           SECTION 2.2         Lists of Holders of Securities.....................................................5
           SECTION 2.3         Reports by Common Guarantee Trustee................................................5
           SECTION 2.4         Periodic Reports to Common Guarantee Trustee.......................................5
           SECTION 2.5         Evidence of Compliance with Conditions Precedent...................................6
           SECTION 2.6         Guarantee Event of Default; Waiver.................................................6
           SECTION 2.7         Guarantee Event of Default; Notice.................................................6
           SECTION 2.8         Conflicting Interests..............................................................6
           SECTION 2.9         Disclosure of Information..........................................................7
           SECTION 2.10        Common Guarantee Trustee May File Proofs of Claim..................................7

ARTICLE 3           POWERS, DUTIES AND RIGHTS OF
                    COMMON GUARANTEE TRUSTEE......................................................................7
           SECTION 3.1         Powers and Duties of Common Guarantee Trustee......................................7
           SECTION 3.2         Certain Rights of Common Guarantee Trustee.........................................9
           SECTION 3.3         Not Responsible for Recitals or Issuance of Guarantee.............................11

ARTICLE 4           COMMON GUARANTEE TRUSTEE.....................................................................11
           SECTION 4.1         Common Guarantee Trustee; Eligibility.............................................11
           SECTION 4.2         Appointment, Removal and Resignation of Common Guarantee Trustee..................12

ARTICLE 5           GUARANTEE....................................................................................13
           SECTION 5.1         Guarantee.........................................................................13
           SECTION 5.2         Waiver of Notice and Demand.......................................................13
           SECTION 5.3         Obligations Not Affected..........................................................13
           SECTION 5.4         Rights of Holders.................................................................14
           SECTION 5.5         Guarantee of Payment..............................................................15
           SECTION 5.6         Subrogation.......................................................................15
           SECTION 5.7         Independent Obligations...........................................................15

ARTICLE 6           LIMITATION OF TRANSACTIONS; SUBORDINATION....................................................16
           SECTION 6.1         Limitation of Transactions........................................................16
           SECTION 6.2         Ranking...........................................................................16

ARTICLE 7           TERMINATION..................................................................................16
           SECTION 7.1         Termination.......................................................................16

ARTICLE 8           INDEMNIFICATION..............................................................................17
           SECTION 8.1         Exculpation.......................................................................17
           SECTION 8.2         Indemnification...................................................................17

ARTICLE 9           MISCELLANEOUS................................................................................17
           SECTION 9.1         Successors and Assigns............................................................17
           SECTION 9.2         Amendments........................................................................18
           SECTION 9.3         Notices...........................................................................18
           SECTION 9.4         Benefit...........................................................................19
           SECTION 9.5         Governing Law.....................................................................19




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